11

                  FRANKLIN BANCORPORATION, INC.
                     1997 STOCK OPTION PLAN

     Franklin Bancorporation, Inc., a Delaware corporation, sets forth herein the terms of the 1997 Stock Option Plan as follows:

1.   PURPOSE

     The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to serve the Corporation, whether as an employee, as a director, as a consultant or advisor or in some other capacity. Each stock option granted under the Plan is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, except (a) to the extent that any such Option would exceed the limitations set forth in Section 8 hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2.   DEFINITIONS

     For purposes of interpreting the Plan and related documents
(including Option Agreements), the following definitions shall apply:

     2.1 "Board of Directors" means the board of directors of the Corporation.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended, or any successor provisions.

     2.3 "Committee" means the Administrative Committee, or any other committee designated in the discretion of the Board of Directors. As provided in Section 17, the Committee must consist of no fewer than two members of the Board of Directors and shall be appointed by the Board of Directors, or such other committee as the Board of Directors shall designate.

     2.4 "Common Stock" means the shares of common stock of the Corporation, par value $0.10 per share.

     2.5  "Corporation" means Franklin Bancorporation, Inc., a
Delaware corporation.

     2.6  "Effective Date" means the date of adoption of the Plan by the Board of Directors.
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     2.7  "Employer" means the Corporation or and Subsidiary,
which employs persons eligible to be designated recipients of an Option.

     2.8  "Exchange Act" means the Securities Exchange Act of
1934, as now in effect or as hereafter amended.

     2.9 "Fair Market Value" means the value of each share of Common Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Common Stock shall be equal to the average of the bid and asked prices for the Common Stock on the Grant Date, as correctly reported in any stock quotation report provided by the NASDAQ System or the National Association of Securities Dealers, Inc. or, if the Common Stock is quoted on the NASDAQ National Market System or traded on an exchange, the closing prices for the Common Stock on the Grant Date, as correctly quoted in the Wall Street Journal. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board of Directors in good faith.

     2.10 "Grant Date" means the later of (i) the date as of which the Committee determines that the Optionee should receive a grant and approves the grant to the Optionee and (ii) the date as of which the Optionee and the Corporation, or a Subsidiary, enter into the relationship resulting in the Optionee being eligible for grants.

     2.11 "Incentive Stock Option" or "ISO" means an "incentive stock option" within the meaning of section 422 of the Code.

     2.12 "Option" means an option to purchase one or more shares of Common Stock pursuant to the Plan.

     2.13 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

     2.14 "Optionee" means a person who holds an Option under the Plan.

     2.15 "Option Period" means the period during which Options may be exercised as defined in Section 11.3.

     2.16 "Option Price" means the purchase price for each share of Common Stock subject to an Option.

     2.17 "Plan" means this 1997 Stock Option Plan as the same may be hereafter amended from time to time.

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     2.18 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.19 "Subsidiary" means any subsidiary of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act (with the term "person" as used in such Rule 405 being defined as in Section 2(2) of the 1933 Act) and any subsidiary of the Corporation within the meaning of Section 424(f) of the Code.

3.   ADMINISTRATION

     3.1  Committee

          The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement (as defined in Section 2 hereof) entered into hereunder, and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or an Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

     3.2  No Liability

          Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Corporation against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Option Agreement, and against and from any and all amounts paid by him or her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

4.   COMMON STOCK

     The stock that may be issued pursuant to Options granted under the Plan shall be shares of Common Stock, which shares may be treasury shares or authorized but unissued shares. The number

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of shares of Common Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate five hundred thousand (500,000) shares of Common Stock, which number of shares is subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5.   ELIGIBILITY

     Subject to the next sentence, Options may be granted under the Plan to (i) any executive officer or key employee of the Corporation or a Subsidiary (including any such executive officer or key employee who is also a director of the Corporation or a Subsidiary) or (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to restrictions as are provided for herein.

6.   EFFECTIVE DATE AND TERM

     6.1  Effective Date

          The Plan shall become effective as of the date of adoption by the Board of Directors, subject to stockholders' approval of the Plan within one year of such Effective Date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation and in a manner that satisfies the requirements of Rule 16b-3(b) of the Exchange Act; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of such Effective Date, any Options granted hereunder shall be null, void and of no effect.

     6.2  Term

          The Plan shall terminate on the date 10 years after the Effective Date.

7.   GRANT OF OPTIONS

     Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of the Common Stock on such terms and

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conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted.

8.   LIMITATION ON INCENTIVE STOCK OPTIONS

     An Option (other than an Option described in Section 1(b) hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined on the Grant Date) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

9.   OPTION AGREEMENTS

     All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10.  OPTION PRICE

     The Option Price shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the Fair Market Value of a share of the Common Stock covered by the Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Common Stock covered by the Option on the Grant Date. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of a share of the Common Stock covered by the Option.

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11.  TERM AND EXERCISE OF OPTIONS

     11.1 Term

          Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the Grant Date, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the Grant Date.

     11.2 Exercise by Optionee

          Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

     11.3 Option Period and Limitations on Exercise

          Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the Grant Date of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee may, in order to comply with applicable state and federal securities laws, provide conditions upon the exercise of an Option in accordance with the provisions of the Plan and as set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.

     11.4 Method of Exercise

          An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made, as

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determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; (c) by authorizing the Corporation to withhold whole Shares then issuable upon exercise of the Option (with any such Shares valued at their Fair Market Value) or (d) by a combination of the methods described in Sections 11.4(a), 11.4(b) and 11.4(c) hereof; provided, however, that the Committee may in its discretion impose and set forth in the Option
Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Common Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Common Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

12.  TRANSFERABILITY OF OPTIONS

     No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

     In order to enforce the restrictions on transferability imposed upon shares of Common Stock under the Plan or as provided in the Option Agreement, the Board of Directors shall cause a legend or legends to be placed prominently on certificates

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representing Common Stock issued pursuant to the Plan that
complies with the applicable securities laws and regulations and makes appropriate references to the restrictions imposed under the Plan.

13.  TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP OF OPTIONEE

     One (1) month after the termination of the employment of an Optionee with the Corporation or a Subsidiary, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Common Stock pursuant to such Option; provided, however, upon request of the Optionee, prior to the termination of the Option, the Board of Directors or the Committee, at their sole option, may extend the time such Option shall terminate up to three (3) months after the date of such termination of employment, unless earlier terminated pursuant to
Section 11.1 hereof; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of employment of the Optionee with the Corporation or a Subsidiary, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment with the Corporation or a Subsidiary shall not be deemed to occur if the Optionee is immediately thereafter employed with the Corporation or any other Subsidiary.

14.  RIGHTS IN THE EVENT OF DEATH OR DISABILITY

     14.1 Death

          If an Optionee dies while providing services to the Corporation or a Subsidiary or within the period following the termination of employment during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within three months after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable

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immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

     14.2 Disability

          If an Optionee terminates the provision of services to the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after such termination of services and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of services, to the extent such Option was exercisable immediately prior to such termination of services; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of services of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of services and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of services is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

15.  USE OF PROCEEDS

     The proceeds received by the Corporation from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.

16.  SECURITIES LAWS

     The Corporation shall not be required to sell or issue any shares of Common Stock under any Option if the sale or issuance

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of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act.
The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Common Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.  EXCHANGE ACT:  RULE 16b-3

     17.1 General

          The Plan is intended to comply with Rule 16b-3 ("Rule 16b-3") (and any successor thereto) under the Exchange Act. Any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Committee (constituted in accordance with Section 17.2), be inoperative and void.

     17.2 Committee

          The Committee appointed pursuant to Section 3.1 hereof shall consist of not fewer than two members of the Board of

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Directors, each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a "non-employee director" as defined in Rule 16b-3.

     17.3 Additional Restriction on Transfer of Common Stock

          No director, officer or other "insider" of the Corporation subject to Section 16 of the Exchange Act shall be permitted to sell Common Stock (which such "insider" had received upon exercise of an Option) during the six months immediately following the grant of such Option.

18.  AMENDMENT AND TERMINATION

     The Board of Directors may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Options have not been granted, provided, however, that no amendment by the Board of Directors shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and Bylaws of the Corporation, materially change the requirements as to eligibility to receive Options or increase the maximum numbers of shares of Common Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 19 hereof).
The Corporation also may retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option if the holder of such grant was an employee of the Corporation or a Subsidiary and is terminated "for cause," as defined in the applicable Option Agreement. Except as permitted under Section 20 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair rights or obligations under any Option theretofore granted under the Plan.

19.  EFFECT OF CHANGES IN CAPITALIZATION

     19.1 Changes in Common Stock

          If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other

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increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Effective Date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.

     19.2 Reorganization With Corporation Surviving

          Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     19.3 Other Reorganizations; Sale of Assets or Common Stock

          Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board of Directors that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 50 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as

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otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, to the extent such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

     19.4 Adjustments

          Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     19.5 No Limitations on Corporation

          The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20.  VESTING IN CONNECTION WITH A CHANGE OF CONTROL

     In the event of a Change of Control, all non-vested Options outstanding under the Plan shall immediately vest. A "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act) becomes, after the date hereof, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities; (ii) during any two
(2) year period, individuals who at the beginning of such period constitute the Board of Directors, including for this purpose any new director whose election resulted from a vacancy on the Board of Directors caused by the mandatory retirement, death, or disability of a director and was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof; (iii) the Corporation consummates a merger or consolidation of the Corporation with or

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                                                              24

into another corporation, the result of which is that the stockholders of the Corporation at the time of the execution of the agreement to merge or consolidate own less than eighty percent (80%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; (iv) the sale in one or a series of transactions of all or substantially all of the assets of the Corporation; or (v) any person has commenced a tender or exchange offer, or entered into an agreement or received an option to acquire beneficial ownership of forty percent (40%) or more of the total number of voting shares of the Corporation unless the Committee has made a determination that such action does not constitute and will not constitute a change in the persons in control of the Corporation.

21.  WITHHOLDING

     The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

22.  DISCLAIMER OF RIGHTS

     No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.
The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

23.  NONEXCLUSIVITY

     Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board of Directors to adopt such other incentive compensation arrangements (which arrangements may be applicable

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                                                               25

either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board of Directors in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

     The Plan was duly adopted and approved by the Board of Directors on May 28, 1997 and was duly approved by the stockholders of the Corporation on May 28, 1997.




                                   /s/ Robert P. Pincus
                                   ---------------------
                                   Robert P. Pincus
                                   President and Chief Executive
                                   Officer